As filed with the Securities and Exchange Commission on February 10, 2014

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PUMA BIOTECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	2834	77-0683487
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

10880 Wilshire Boulevard, Suite 2150

Los Angeles, CA 90024

(424) 248-6500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alan H. Auerbach

President and Chief Executive Officer

Puma Biotechnology, Inc.

10880 Wilshire Boulevard, Suite 2150

Los Angeles, CA 90024

(424) 248-6500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

B. Shayne Kennedy, Esq. Latham & Watkins LLP 650 Town Center Drive, 20th Floor Costa Mesa, CA 92626 (714) 540-1235	William C. Hicks, Esq. Megan Gates, Esq. Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 (617) 542-6000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box   ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  File No. 333-193641

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.   ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (2)
Common Stock, par value $0.0001 per share	$23,000,000	$2,963

(1)	Fee calculated pursuant to Rule 457(o) and Section 6(b) of the Securities Act of 1933, as amended.
(2)	The Registrant previously registered an aggregate of $115,000,000 of Common Stock on a Registration Statement on Form S-3 (File No. 333-193641), as amended, which was declared effective on February 10, 2014, and for which a filing fee of $14,812.00 was previously paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-3, as amended (File No. 333-193641), originally filed with the Commission by the Registrant on January 29, 2014, as amended (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required opinion and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on the 10th day of February, 2014.

PUMA BIOTECHNOLOGY, INC.

By:	/s/ Alan H. Auerbach
Alan H. Auerbach
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE

/s/ Alan H. Auerbach	Chairman of the Board of Directors, President and Chief Executive Officer	February 10, 2014
Alan H. Auerbach	(Principal Executive Officer)

/s/ Charles R. Eyler	Senior Vice President, Finance and Administration and Treasurer	February 10, 2014
Charles R. Eyler	(Principal Financial and Accounting Officer)

*	Director	February 10, 2014
Thomas R. Malley

*	Director	February 10, 2014
Jay M. Moyes

*	Director	February 10, 2014
Troy E. Wilson

*By:	/s/ Alan H. Auerbach
Alan H. Auerbach
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Latham & Watkins LLP

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1)

23.2	Consent of PKF Certified Public Accountants, A Professional Corporation, independent registered public accounting firm

24.1+	Power of Attorney

+	Previously filed on the signature page to the Registrant’s Registration Statement on Form S-3, as amended (File No. 333-193641), originally filed with the Securities and Exchange Commission on January 29, 2014 and incorporated by reference herein.